AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2004
                                                        FILE NO. 811-05813
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                   FORM N-1A


                            REGISTRATION STATEMENT

                                     UNDER

                      THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 20


                           LIQUID RESERVES PORTFOLIO
                      (FORMERLY CASH RESERVES PORTFOLIO)
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  125 BROAD STREET, NEW YORK, NEW YORK 10004
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                            ROBERT I. FRENKEL, ESQ.
             300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                              150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

===============================================================================

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                                EXPLANATORY NOTE


     Liquid Reserves Portfolio (formerly Cash Reserves Portfolio, the "Portfolio") has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.




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                                     PART A


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Responses to Items 1, 2, 3 and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.


Item 4.  Investment Objectives, Principal Investment Strategies, and Related Risks.
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PORTFOLIO GOAL

The goal of Liquid Reserves Portfolio (formerly Cash Reserves Portfolio, the "Portfolio") is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital. The Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolio invests only in high quality, short-term money market instruments denominated in U.S. dollars. These may include:

o    obligations of U.S. and non-U.S. banks;

o    commercial paper and asset backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, all of the Portfolio's investments must be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.


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The Portfolio invests only in "first tier" securities, which are securities rated in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality. The Portfolio's investment goals and policies may be changed without a shareholder vote.

Money market instruments in which the Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

WHAT ARE MONEY MARKET INSTRUMENTS?

A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables). In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Portfolio invests in high quality U.S. dollar-denominated money market instruments of U.S. and non-U.S. issuers. These obligations include U.S. government obligations, obligations of U.S. and non-U.S. banks, obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada, commercial paper, asset backed securities and repurchase agreements. The Portfolio's U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States. While the Portfolio may invest in all of these types of obligations, the Portfolio may invest more than 25% of its assets in bank obligations, including certificates of deposit, fixed time deposits and bankers' acceptances.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase. The Portfolio's manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.


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MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its goal; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

YIELD FLUCTUATION. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day to day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Portfolio invests in high quality debt securities, meaning securities that are rated, when the Portfolio buys them, in the highest short term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion, are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of your investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment or other market event could cause the value of your investment in the Portfolio, or its yield, to decline.

FOREIGN SECURITIES. You should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the Portfolio.

CONCENTRATION IN THE BANKING INDUSTRY. The Portfolio may concentrate in bank obligations. This means that an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.


DISCLOSURE OF PORTFOLIO HOLDINGS. A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's holdings is available in the Portfolio's SAI.



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Item 5. Management, Organization and Capital Structure.

MANAGER

The Portfolio's investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects the Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. ("Citigroup"). Citigroup businesses produce a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of the Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolio, the Manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.


RECENT DEVELOPMENTS

In connection with an investigation previously disclosed by Citigroup, the Staff of the Securities and Exchange Commission ("SEC") has notified Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolio's investment manager and other investment advisory companies; Citicorp Trust Bank ("CTB"), an affiliate of CAM; Thomas W. Jones, the former CEO of CAM; and three other individuals, one of whom is an employee and the other two of whom are former employees of CAM, that the SEC Staff is considering recommending a civil injunctive action and/or an administrative proceeding against each of them relating to the creation and operation of an internal transfer agent unit to serve various CAM-managed funds.

In 1999, CTB entered the transfer agent business. CTB hired an unaffiliated subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, had signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The subcontractor's business was later taken over by PFPC Inc., and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

CAM did not disclose the revenue guarantee when the boards of various CAM-managed funds hired CTB as transfer agent. Nor did CAM disclose to the boards of the various CAM-managed funds the one-time payment received by the CAM affiliate when it was made.

In addition, the SEC Staff has indicated that it is considering recommending action based on the adequacy of the disclosures made to the fund boards that approved the transfer agency arrangement, CAM's initiation and operation of, and compensation for, the transfer agent business and CAM's retention of, and agreements with, the subcontractor.

Citigroup is cooperating fully in the investigation and will seek to resolve the matter in discussions with the SEC Staff. Although there can be no


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assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds. As previously disclosed, CAM has already agreed to pay the applicable funds, primarily through fee waivers, a total of approximately $17 million (plus interest) that is the amount of the revenue received by Citigroup relating to the revenue guarantee. It is not expected that the Portfolio will receive any portion of such payment.


MANAGEMENT FEES


For the fiscal year ended August 31, 2004, the fees paid by the Portfolio to Citi Fund Management, after waivers, were 0.0775% of the Portfolio's average daily net assets for that fiscal year.


CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred with prior written consent of the Trustees, and an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.


Item 6. Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 4:00 p.m. Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

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An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 4:00 p.m. Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the "1940 Act"). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

Money market funds are often used by investors for short term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the Board of Trustees of the Portfolio has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the Portfolio, are not typically targets of abusive trading practices, because money market funds seek to maintain a $1.00 per share price and typically do not fluctuate in value based on market prices. However, some investors may seek to take advantage of a short term disparity between the Portfolio's yield and current market yields, which could have the effect of reducing the Portfolio's yield. In addition, frequent purchases and redemptions of the Portfolio's shares could increase the Portfolio's transaction costs and may interfere with the efficient management of the Portfolio by the Manager, which could detract from the Portfolio's performance.


TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not recognize income or loss for federal income tax purposes when they invest in the Portfolio or when they receive distributions or make withdrawals from the

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Portfolio unless cash distributions or withdrawals exceed an investor's adjusted basis in its interest in the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the federal income tax requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 7. Distribution Arrangements.

The exclusive placement agent for the Portfolio is Citigroup Global Markets Inc., which receives no compensation for serving as the Portfolio's exclusive placement agent.

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                                     PART B



Item 9.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Liquid Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is December 29, 2004.



TABLE OF CONTENTS                                                         Page


Portfolio History.........................................................B-2
Description of the Portfolio and Its Investments and Risks................B-2
Management of the Portfolio...............................................B-8
Control Persons and Principal Holders
  of Securities...........................................................B-17
Investment Advisory and Other Services....................................B-18
Brokerage Allocation and Other Practices..................................B-19
Capital Stock and Other Securities........................................B-20
Purchase, Redemption and Pricing of
  Securities..............................................................B-21
Taxation of the Portfolio.................................................B-22
Underwriters..............................................................B-23
Calculations of Performance Data..........................................B-23
Financial Statements......................................................B-24
Appendix A - Proxy Voting Policies & Procedures ..........................B-25





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Item 10.  Portfolio History.

     The Portfolio was organized as a trust under the laws of the State of New York on May 23, 1989. The Portfolio changed its name from Cash Reserves Portfolio to Liquid Reserves Portfolio on February 27, 2004.


Item 11.  Description of the Portfolio and Its Investments and Risks.

     The investment objective of the Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio.

     The approval of the investors in the Portfolio would not be required to change any of the Portfolio's investment policies. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

     The Portfolio seeks its investment objective through investments in high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager") under procedures approved by the Board of Trustees) and are determined by the Manager under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment. Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer. The Portfolio's investments may include, under normal circumstances, the following:

          (1) Bank obligations -- The Portfolio may, from time to time, invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of the Portfolio's assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of the Portfolio's assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (the "SEC"). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulations as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Manager, as that of investing in instruments issued by the branch's domestic parent.

          The Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. The Portfolio may also invest in

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     certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), having total assets of less than $1 billion, provided that the Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers.

     Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on the Portfolio's right to transfer a beneficial interest in the deposit to a third party. A bankers' acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers' acceptances generally act as a negotiable time draft for financing imports, exports, or other transactions in goods.

     U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

     The Portfolio limits its investments in "non-U.S. bank obligations" to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Manager, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. The Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolio does not purchase any bank obligation of any affiliate of the Manager.

     Since the Portfolio may hold investments in non-U.S. bank obligations, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by the Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a

     U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

     The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, the Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, the Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

     U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

     Non-U.S. banks in whose obligations the Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

     (2) Obligations of, or guaranteed by, non-U.S. governments. The Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in subsection (1) above in connection with the purchase of non-U.S. bank obligations.

     (3) Commercial paper rated Prime-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's") or, if not rated, determined to be of comparable quality by the Manager under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's. Commercial paper is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

     (4) Obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States, (ii) obligations of the Federal Home Loan Mortgage Corporation, and (iii) obligations of the Student Loan Marketing Association, respectively.

     (5) Repurchase agreements, providing for resale within 397 days or less, covering obligations of, or guaranteed by the U.S. government, its agencies or instrumentalities which may have maturities in excess of 397 days. The Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by the Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets.

     (6) Asset-backed securities, that represent fractional interests in pools of retail installment loans, both secured, such as certificates for automobile receivables ("CARS") and unsecured, or leases or fractional interests in pools of revolving credit card receivables ("CARDS"), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, the Portfolio may invest in other asset-backed securities.

     The Portfolio does not purchase securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

STRUCTURED INSTRUMENTS

     The Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which the Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the Portfolio's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds," which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products," in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships," which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.


                             INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in Part B of this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     The Portfolio may not:

     (1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a Portfolio security.

     (3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, future contracts and forward contracts) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

     (4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

     (5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks.

     As a non-fundamental policy, the Portfolio will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

     PERCENTAGE AND RATING RESTRICTIONS. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.


     DISCLOSURE OF PORTFOLIO HOLDINGS. The Portfolio's Board of Trustees has approved policies and procedures developed by Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolio's investment manager, with respect to the disclosure of the Portfolio's portfolio securities and any ongoing arrangements to make available information about the Portfolio's portfolio securities. The policy requires that disclosure of information about the Portfolio's portfolio holdings be in the best interests of the Portfolio's shareholders, and that any conflicts of interest between the interests of the Portfolio's shareholders and those of Citi Fund Management Inc. or CGM or their affiliates, be addressed in a manner that places the interests of Portfolio shareholders first. The policy provides that information regarding the Portfolio's portfolio holdings may never be shared with non-CAM employees, with investors and potential investors (whether individual or institutional), and with third parties unless it is done for legitimate Portfolio business purposes and in accordance with the policy. CAM's policy generally provides for the release of details of securities positions once they are considered "stale." Data is considered stale once it is 25 calendar days old following quarter-end. This passage of time prevents a third party from benefiting from an investment decision made by the Portfolio that has not been fully reflected by the market.

The Portfolio's complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees no sooner than the time of the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end.

Subject to the provisions relating to "ongoing arrangements," the Portfolio's holdings may also be released with simultaneous public disclosure at least 25 days after quarter end. Typically, simultaneous public disclosure is achieved by posting the information to a CAM or the Portfolio's internet site that is accessible by the public, or through public release by a third party vendor. For the purposes of the policy, the term "ongoing arrangement" is interpreted to include any arrangement, whether oral or in writing, to provide portfolio holdings information to any person or entity more than once, but excluding any arrangement to provide such information following the filing of Form N-Q or Form N-CSR.

CAM may release limited portfolio holdings information that is not yet considered stale in the following circumstances, subject to the provisions relating to "ongoing arrangements":

     1. The Portfolio's top ten securities, current as of quarter-end, and the individual size of each such security position may be released at any time following quarter end with simultaneous public disclosure.

     2. The Portfolio's (i) top ten securities positions (including the aggregate but not individual size of such positions), (ii) sector weightings, (iii) yield and duration and (iv) performance attribution (e.g., analysis of the Portfolio's outperformance or underperformance of its benchmark based on its portfolio holdings) may be released at any time with simultaneous public disclosure.

     3. A list of securities (that may include fund holdings together with other securities) followed by the Portfolio's portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

     4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

Under the policy, if portfolio holdings are released pursuant to an ongoing arrangement with any party, the Portfolio must have a legitimate business purpose for the release of the information, the release of the information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolio and neither the Portfolio, CAM or any other affiliated party may receive compensation or any other consideration in connection with such arrangements.

The approval of the Portfolio's Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Exceptions are granted only after a thorough examination and consultation with CAM's legal department, as necessary. Any exceptions to the policies must be reported to the Portfolio's Board at its next regularly scheduled meeting.

All ongoing arrangements to make available information about the Portfolio's portfolio securities will be reviewed by the Portfolio's Board no less frequently than quarterly.

Currently, funds in the fund complex disclose their portfolio holdings approximately 25 days after calendar quarter end on their website
[www.citigroupam.com]. The Citi money market funds, including the Portfolio, do not currently post their portfolio holdings, or otherwise publicly disclose their portfolio holdings other than in required regulatory filings and reports, but may in the future do so.

Set forth below is a list, as of December 31, 2004, of those parties with whom CAM has authorized ongoing arrangements that include the release of portfolio holdings information, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. Not all of the ongoing arrangements described below may be applicable to the Portfolio. The Portfolio's auditor also has access from time to time to the Portfolio's portfolio holdings in connection with performing the audit and related functions.

   Recipient (holdings)               Frequency                    Delay before dissemination
   State Street Bank & Trust Co.      Daily                        None
   (Fund Custodian and Accounting
   Agent)
   Institutional Shareholders         As necessary                 None
   Services  (Proxy Voting Services)
   Bloomberg                          Quarterly                    25 Calendar days after Quarter End
   Lipper                             Quarterly                    25 Calendar days after Quarter End
   S&P                                Quarterly                    25 Calendar days after Quarter End
   Morningstar                        Quarterly                    25 Calendar days after Quarter End
   Vestek                             Daily                        None
   S&P (Rating Agency)                Weekly Tuesday Night         1 day
   Moody's (Rating Agency)            Weekly Tuesday Night         1 day


   Factset                            Daily                        None
   Frank Russell                      Monthly                      1 day
   Callan                             Quarterly                    25 Days after Quarter End
   Mercer                             Quarterly                    25 Days after Quarter End
   eVestment Alliance                 Quarterly                    25 Days after Quarter End
   CRA RogersCasey                    Quarterly                    25 Days after Quarter End
   Cambridge Associates               Quarterly                    25 Days after Quarter End
   Marco Consulting                   Quarterly                    25 Days after Quarter End
   Wilshire                           Quarterly                    25 Days after Quarter End
   Informa Investment Services        Quarterly                    25 Days after Quarter End
   (Efron)
   CheckFree (Mobius)                 Quarterly                    25 Days after Quarter End
   Nelsons Information                Quarterly                    25 Days after Quarter End
   Investor Tools                     Daily                        None
   Advent                             Daily                        None
   BARRA                              Daily                        None
   Plexus                             Quarterly (Calendar)         Sent the 1-3 business day
                                                                   following the end of a Quarter
   Elkins/McSherry                    Quarterly (Calendar)         Sent the first business day
                                                                   following the end of a Quarter
   Quantitative Services Group        Daily                        None

With respect to each such arrangement, the Portfolio has a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolio. Neither the Portfolio, CAM or any other affiliated party receives compensation or any other consideration in connection with such arrangements.


Item 12.  Management of the Portfolio.

TRUSTEES AND EXECUTIVE OFFICERS AS OF DECEMBER 29, 2004


     The Portfolios is supervised by a Board of Trustees. At least 75% of the Trustees are not affiliated with the Manager. The Trustees and officers of the Portfolio, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. Each Trustee and officer holds office for his or her lifetime unless that individual resigns, retires, or is otherwise removed.

     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Trust noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.




                                                                          NUMBER OF
                                                                         PORTFOLIOS        OTHER BOARD
                                                                             IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                              FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL         COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)       OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE        BY
                                                          YEARS            TRUSTEE
NON-INTERESTED
TRUSTEES:
Elliott J. Berv         Trustee       Since          Executive Vice         37           Board Member,
c/o R. Jay Gerken                      2001          President                           American
Citigroup Asset                                      and Chief Operations                Identity Corp. (doing
Management                                           Officer, DigiGym                    business as Morpheus
399 Park Avenue                                      Systems (on-line                    Technologies)(biometric
New York, NY 10022                                   personal training                   information
Born April 30, 1943                                  systems) (since 2001);              management)
                                                     Consultant, Catalyst                (since 2001; consultant
                                                     (consulting) (since                 since 1999); Director,
                                                     1984); Director,                    Lapoint Industries
                                                     Alzheimer's Association             (industrial filter
                                                     (New England Chapter)               company)
                                                     (since 1998); Board                 (since 2002).
                                                     Member, Savannah
                                                     Music Festival.


Donald M. Carlton       Trustee       Since          Consultant, URS        32           Director, Temple-Inland
c/o R. Jay Gerken                     2001           Corporation                         (forest products) (since
Citigroup Asset                                      (engineering) (since                2003); Director,
Management                                           1999); former Chief                 American
399 Park Avenue                                      Executive Officer,                  Electric Power Co.
New York, NY 10022                                   Radian International                (electric utility) (since
Born July 20, 1937                                   L.L.C.                              1999); Director, National
                                                     (engineering) (from                 Instruments Corp.
                                                     1996                                (technology)(since
                                                     to 1998); Member of the             1994);
                                                     Management                          former Director, Valero
                                                     Committee,                          Energy (petroleum
                                                     Signature Science                   refining) (from 1999 to
                                                     (research and                       2003).
                                                     development) (since
                                                     2000); Director,
                                                     Crystatech, Inc.
                                                     (pollution control
                                                     technology) (since
                                                     2001).


A. Benton Cocanougher   Trustee       Since 2001     Dean Emeritus and      32           Former Director, Randall
c/o R. Jay Gerken                                    Wiley                               Foods, Inc. (from 1990 to
Citigroup Asset                                      Professor of                        1999); former Director,
Management                                           Business,                           First American Bank,
399 Park Avenue                                      former Interim                      Texas (from 1994 to
New York, NY 10022                                   Chancellor, Texas                   1999); former Director,
Born July 6, 1938                                    A&M University                      Petrolon, Inc. (from 1991
                                                     System (from 2003 to                to 1994); former Director,
                                                     2004); former                       First City Bank, Bryan,
                                                     Special Advisor to                  Texas (from 1988 to
                                                     the President, Texas                1992).


                                                                          NUMBER OF
                                                                         PORTFOLIOS        OTHER BOARD
                                                                             IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                              FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL         COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)       OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE        BY
                                                          YEARS            TRUSTEE


                                                     A&M University (from
                                                     2002 to 2003);
                                                     former Dean and
                                                     Professor of
                                                     Marketing, Mays
                                                     Graduate
                                                     School of Business of
                                                     Texas A&M University
                                                     (from 1987 to 2001).


Mark T. Finn            Trustee       Since 2001     Chairman, Chief        37           Former President and
c/o R. Jay Gerken                                    Executive Officer                   Director, Delta Financial,
Citigroup Asset                                      and Owner, Vantage                  Inc. (investment advisory
Management                                           Consulting Group,                   firm) (from 1983 to
399 Park Avenue                                      Inc. (investment                    1999).
New York, NY 10022                                   advisory
Born May 16, 1943                                    and consulting firm)
                                                     (since 1988); Consultant
                                                     prior to 1988; Adjunct
                                                     Professor, College of William
                                                     & Mary (since 2002);
                                                     Principal/Member, Balvan
                                                     Partners (investment
                                                     management) (since 2002);
                                                     former Vice Chairman and
                                                     Chief Operating Officer,
                                                     Lindner Asset Management
                                                     Company (mutual fund company)
                                                     (from 1999 to 2001); former
                                                     General Partner and
                                                     Shareholder, Greenwich
                                                     Ventures LLC (investment
                                                     partnership) (from 1996 to
                                                     2001); former President,
                                                     Secretary, and Owner, Phoenix
                                                     Trading Co. (commodity
                                                     trading advisory firm) (from
                                                     1997 to 2000).




                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE

Stephen Randolph Gross  Trustee       Since 2001     Chief Executive           37           Director, Andersen
c/o R. Jay Gerken                                    Officer,                               Calhoun (assisted living)
Citigroup Asset                                      HLB Gross Collins, PC                  (since 1987); former
Management                                           (accounting firm)                      Director, Yu Save, Inc.
399 Park Avenue                                      (since                                 (internet company) (from
New York, NY 10022                                   1979); Treasurer,                      1998 to 2000); former
Born October 8, 1947                                 Coventry Limited,                      Director, Hotpalm.com,
                                                     Inc. (since 1985);                     Inc. (wireless
                                                     former Managing                        applications)
                                                     Director,                              (from 1998 to 2000);
                                                     Fountainhead Ventures,                 former Director,
                                                     L.L.C. (consulting)                    United Telesis, Inc.
                                                     (1998                                  (telecommunications)
                                                     to 2003); former                       (from 1997 to 2002);
                                                     Treasurer, Hank Aaron                  former Director,
                                                     Enterprises (fast food                 ebank.com, Inc.
                                                     franchise) (from                       (from 1997 to 2004).
                                                     1985 to 2001); former
                                                     Partner, Capital
                                                     Investment Advisory
                                                     Partners
                                                     (consulting) (from
                                                     2000 to 2002);
                                                     former Secretary,
                                                     Carint N.A.
                                                     (manufacturing)
                                                     (from 1998 to 2002);
                                                     former Chief
                                                     Operating
                                                     Officer, General
                                                     Media Communications,
                                                     Inc. (from March
                                                     2003 to
                                                     August 2003).


Diana R. Harrington     Trustee       Since 2001     Professor, Babson         37           None.
c/o R. Jay Gerken                                    College
Citigroup Asset                                      (since 1993);
Management                                           Independent
399 Park Avenue                                      Consultant (since 1977).
New York, NY 10022
Born March 25, 1940


Susan B. Kerley         Trustee       Since 2001     Consultant, Strategic     37           Lead Independent
c/o R. Jay Gerken                                    Management Advisors,                   Director, Mainstay Funds
Citigroup Asset                                      LLC (investment                        (formerly Eclipse Funds)
Management                                           consulting) (since                     (currently supervises 12
399 Park Avenue                                      1990).                                 investment companies in
New York, NY 10022                                                                          fund complex) (since
Born August 12,                                                                             1990).
1951





                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE

Alan G. Merten          Trustee       Since 2001     President, George         32           Director, Xybernaut
c/o R. Jay Gerken                                    Mason University                       Corporation (since
Citigroup Asset                                      (since 1996).                          2004);
Management                                                                                  Director, Brainbench,
399 Park Avenue                                                                             Inc.
New York, NY 10022                                                                          (since 2004); Director,
Born December 27,                                                                           Comshare, Inc.
1941                                                                                        (information technology)
                                                                                            (from 1985 to 2003).


R. Richardson Pettit    Trustee       Since 2001     John Duncan               32           None
c/o R. Jay Gerken                                    Professor of
Citigroup Asset                                      Finance, University
Management                                           of Houston
399 Park Avenue                                      (since 1977);
New York, NY 10022                                   Independent Consultant.
Born July 6, 1942


INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002     Managing Director of      Chairman   N/A
Citigroup Asset         President                    Citigroup Global          of
Management              and Chief                    Markets                   the Board,
399 Park Avenue         Executive                    Inc. ("CGM");             Trustee or
New York, NY 10022      Officer                      Chairman, President       Director of
Born April 5, 1951                                   and Chief Executive       222 funds
                                                     Officer of SBFM,          in
                                                     Travelers Investment      the
                                                     Adviser, Inc.             Citigroup
                                                     ("TIA") and Citi          fund
                                                     Fund Management Inc.      complex
                                                     ("CFM"); President
                                                     and Chief Executive
                                                     Officer of certain
                                                     mutual
                                                     funds associated with
                                                     Citigroup Inc.
                                                     ("Citigroup");
                                                     formerly, Portfolio
                                                     Manager of Smith
                                                     Barney Allocation
                                                     Series Inc. (from
                                                     1996 to 2001) and
                                                     Smith Barney Growth
                                                     and Income Fund
                                                     (from 1996 to 2001).




                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE
OFFICERS:
Andrew Shoup*           Senior Vice   Since          Director of Citigroup     N/A          N/A
125 Broad Street        President     2003           Asset Management
New York, NY 10004      and Chief                    ("CAM"); Chief
Born August 1, 1956     Administrative               Administrative
                        Officer                      Officer of certain
                                                     mutual funds
                                                     associated with
                                                     Citigroup
                                                     Inc.; Head of
                                                     International
                                                     Funds Administration
                                                     of Citigroup Asset
                                                     Management (from
                                                     2001 to 2003);
                                                     Director of Global
                                                     Funds Administration
                                                     of Citigroup Asset
                                                     Management (from
                                                     2000 to 2001); Head
                                                     of U.S. Citibank
                                                     Funds
                                                     Administration of
                                                     Citigroup Asset
                                                     Management
                                                     (from 1998 to 2000).


Frances Guggino*        Chief         Since          Vice President of CAM;    N/A          N/A
125 Broad Street        Financial     2002           Treasurer and/or
New York, NY 10004      Officer                      Controller of certain
Born September 8,       and                          mutual funds associated
1957                    Treasurer                    with Citigroup (since
                                                     1991).


Wendy S. Setnicka*      Controller    Since          Vice President of CGM     N/A          N/A
Citigroup Asset                       2004           (since 1997); Controller
Management                                           of certain mutual funds
125 Broad Street                                     associated with
New York, NY 10004                                   Citigroup;
Born June 30, 1964                                   Assistant Controller of
                                                     CAM (from 2002 to
                                                     2004)


Robert I. Frenkel*      Secretary     Since          Managing Director and     N/A          N/A
Citigroup Asset         Chief Legal   2000           General Counsel, Global
Management              Officer       Since          Mutual Funds for CAM
300 First Stamford                    2003           (since 1994);
Place                                                Secretary of
Stamford, CT 06902                                   Citi Fund Management
Born December 12, 1954                               Inc.; Secretary of
                                                     certain mutual funds
                                                     associated
                                                     with Citigroup; Chief
                                                     Legal Officer of
                                                     certain
                                                     mutual funds
                                                     associated
                                                     with Citigroup.




                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE

Andrew Beagley*         Chief         Since          Chief Anti-Money          N/A          N/A
Citigroup Asset         Compliance    2004           Laundering Compliance
Management              Officer                      Officer and Chief
399 Park Avenue         Chief Anti-   Since          Compliance Officer of
New York, NY 10022      Money         2002           certain mutual funds
Born October 9, 1962    Laundering                   associated with
                        Compliance                   Citigroup;
                        Officer                      Director, Citigroup
                                                     Global Markets (since
                                                     2000); Director of
                                                     Compliance, North
                                                     America, of CAM (since
                                                     2000); Director of
                                                     Compliance, Europe,
                                                     the Middle East and
                                                     Africa, of CAM (from
                                                     1999 to 2000);
                                                     Compliance Officer,
                                                     Salomon Brothers
                                                     Asset Management
                                                     Limited, Smith Barney
                                                     Global Capital
                                                     Management Inc.,
                                                     Salomon Brothers Asset
                                                     Management Asia
                                                     Pacific Limited (from
                                                     1997 to 1999).


Thomas C. Mandia*       Assistant     Since          Director and Deputy       N/A          N/A
Citigroup Asset         Secretary     2000           General Counsel of
Management                                           CAM
300 First Stamford                                   (since 1992); Assistant
Place                                                Secretary of certain
Stamford, CT 06902                                   mutual funds associated
Born February 27,                                    with Citigroup.
1962

Rosemary D. Emmens*     Assistant     Since          Vice President and        N/A          N/A
Citigroup Asset         Secretary     2000           Associate General
Management                                           Counsel, Citigroup
300 First Stamford                                   Asset Management
Place                                                (since 1998);
Stamford, CT 06902                                   Assistant
Born October 28, 1969                                Secretary of certain
                                                     mutual funds
                                                     associated with
                                                     Citigroup.




                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE

Harris Goldblat*        Assistant     Since          Associate General         N/A          N/A
Citigroup Asset         Secretary     2000           Counsel of CAM
Management                                           (since 2000);
300 First Stamford                                   Assistant Secretary
Place                                                of certain mutual
Stamford, CT 06902                                   funds associated
Born November 4, 1969                                with Citigroup;
                                                     Associate, Stroock &
                                                     Stroock & Lavan LLP
                                                     (from 1997 to 2000).


Joseph Volpe*           Assistant     Since          Vice President of CAM     N/A          N/A
Citigroup Asset         Treasurer     2004           (since 1992);
Management                                           Assistant
300 First Stamford                                   Treasurer of certain
Place                                                mutual funds
Stamford, CT 06902                                   associated with
Born April 16, 1962                                  Citigroup; Assistant
                                                     Controller of
                                                     certain mutual funds
                                                     associated with
                                                     Citigroup.
                                                     (from 2002 to 2004)


Kaprel Ozsolak*         Assistant     Since          Vice President of CGM;    N/A          N/A
Citigroup Asset         Treasurer     2004           Assistant Treasurer of
Management                                           certain mutual funds
125 Broad Street                                     associated
New York, NY 10004                                   with Citigroup.
Born October 26,
1965


Susan C. Curry*         Assistant     Since          Director of Tax - US      N/A          N/A
Citigroup Asset         Treasurer     2004           Funds Administration of
Management                                           CAM (since 2004);
125 Broad Street                                     Assistant Treasurer of
New York, NY 10004                                   certain mutual funds
Born December 30,                                    associated with
1966                                                 Citigroup; Partner (from
                                                     2001 to 2004) and
                                                     Senior Manager (from
                                                     1997 to 2004) with
                                                     Deloitte & Touche LLP


Kim Daly*               Assistant     Since          Assistant Vice President  N/A          N/A
Citigroup Asset         Controller    2004           of CAM (since 1996);
Management                                           Manager then Assistant
125 Broad Street                                     Controller of certain
New York, NY 10004                                   mutual funds associated
Born November 16,                                    with Citigroup.
1966


Mathew Plastina*        Assistant     Since          Assistant Vice President  N/A          N/A
Citigroup Asset         Controller    2004           CAM (since 1999); Manager
Management                                           then Assistant controller
125 Broad Street                                     of certain mutual funds
New York, NY                                         associated with Citigroup.
Born June 9, 1970





                                                                             NUMBER OF
                                                                            PORTFOLIOS        OTHER BOARD
                                                                                IN            MEMBERSHIPS
                        POSITION(S)     LENGTH                                 FUND             HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME          PRINCIPAL            COMPLEX        TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED        OCCUPATION(S)          OVERSEEN       PAST FIVE YEARS
                                                     DURING PAST FIVE           BY
                                                          YEARS               TRUSTEE

Marisel Class*          Assistant     Since          Vice President of CAM     N/A          N/A
Citigroup Asset         Controller    2004           (since 1999); Manager
Management                                           then Assistant
125 Broad Street                                     Controller of certain
New York, NY 10004                                   mutual funds associated
Born June 28, 1961                                   with Citigroup.




     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Portfolio's audit, the Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio's independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolio by the independent auditors and all permissible non-audit services provided by the Portfolio's independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolio's operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board of Trustees also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolio are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the fiscal year ended August 31, 2004. The Governance Committee does not have a procedure to consider nominees recommended by investors.Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2003:

                                                           AGGREGATE DOLLAR
                                                           RANGE OF EQUITY
                                                            SECURITIES IN
                                                              INVESTMENT
                                                              COMPANIES
                              DOLLAR RANGE OF EQUITY       ASSOCIATED WITH
                                SECURITIES IN THE         CITIGROUP OVERSEEN
     NAME OF TRUSTEE                PORTFOLIO             BY THE TRUSTEE

     INTERESTED TRUSTEE

     R. Jay Gerken*                    none                  Over $100,000

     DISINTERESTED TRUSTEES


     Elliott J. Berv                   none                 $50,001-$100,000

     Donald M. Carlton                 none                   Over $100,000

     A. Benton Cocanougher             none                    $1-$10,000

     Mark T. Finn                      none                    $1-$10,000

     Stephen Randolph Gross            none                       none

     Diana R. Harrington               none                    $1-$10,000

     Susan B. Kerley                   none                    $1-$10,000

     Alan G. Merten                    none                    $1-$10,000

     R. Richardson Pettit              none                  $10,001-$50,000

     None of the disinterested Trustees or their family members had any interest in the Manager, CitiGroup Global Markets Inc. ("CGM"), and any person directly or indirectly controlling, controlled by, or under common control with the Manager or CGM as of December 31, 2003.

     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolio currently pays each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $45,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolio will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.


     Information regarding compensation paid to the Trustees of the Trust for the fiscal year ended August 31, 2004 is set forth below. Mr. Gerken is not compensated for his services as Trustees because of his affiliation with the Manager.



                           TRUSTEE COMPENSATION TABLE

--------------------------------------------------------------------------------------------
                                                                   TOTAL
                                                               COMPENSATION
                                                  PENSION OR       FROM
                                                  RETIREMENT     PORTFOLIO      NUMBER OF
                                                BENEFITS PAID     AND FUND      FUNDS IN
                                  AGGREGATE       AS PART OF      COMPLEX       COMPLEX
                                COMPENSATION       PORTFOLIO      PAID TO      SUPERVISED
                                  FROM THE        EXPENSES(1)    TRUSTEE(2)       BY
TRUSTEE                          PORTFOLIO(1)                                 TRUSTEE(2)(3)
--------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
--------------------------------------------------------------------------------------------
R. Jay Gerken                   $   0           None           $0             222
--------------------------------------------------------------------------------------------
DISINTERESTED TRUSTEES
--------------------------------------------------------------------------------------------
Elliott J. Berv                 $  38,551       None           $80,300        37
--------------------------------------------------------------------------------------------
Donald M. Carlton               $  39,812       None           $82,600        32
--------------------------------------------------------------------------------------------
A. Benton Cocanougher           $  35,449       None           $86,200        37
--------------------------------------------------------------------------------------------
Mark T. Finn                    $  40,738       None           $84,450        37
--------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------
Stephen Randolph Gross          $  40,837       None           $81,350        37
--------------------------------------------------------------------------------------------
Diana R. Harrington             $  38,554       None           $80,200        37
--------------------------------------------------------------------------------------------
Susan B. Kerley                 $  48,134       None           $80,300        37
--------------------------------------------------------------------------------------------
Alan G. Merten                  $  35,446       None           $77,800        32
--------------------------------------------------------------------------------------------
C. Oscar Morong, Jr. (4)        $ 154,622       None           $80,300        37
--------------------------------------------------------------------------------------------
R. Richardson Pettit            $  38,655       None           $82,700        32
--------------------------------------------------------------------------------------------
Walter E. Robb, III (4)         $ 154,622       None           $80,600        37
--------------------------------------------------------------------------------------------

------------------------------------
(1)  Information for the fiscal year ended on August 31, 2004.
(2)  Information for the calendar year ended on December 31, 2003.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2003.
(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolio as of December 31, 2003.


     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

                                                  Years of Service
       Average      ----------------------------------------------------------------------------------
    Compensation in
       Last Year        5            6             7             8             9        10 Years
      of Service      Years        Years         Years         Years         Years        or More

         $50,000    $125,000     $150,000      $175,000      $200,000      $225,000      $250,000
         $60,000    $150,000     $180,000      $210,000      $240,000      $270,000      $300,000
         $70,000    $175,000     $210,000      $245,000      $280,000      $315,000      $350,000
         $80,000    $200,000     $240,000      $280,000      $320,000      $360,000      $400,000
         $90,000    $225,000     $270,000      $315,000      $360,000      $405,000      $450,000
        $100,000    $250,000     $300,000      $350,000      $400,000      $450,000      $500,000

     Assuming continuous service as a Trustee of the Portfolio until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.


     During the fiscal year ended August 31, 2004, former Trustees of the Funds received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; Mr. E. Kirby

Warren, an aggregate of $70,000 in 4 quarterly installment payments; Mr. Woods, an aggregate of $60,000 in 4 quaretrly installment payments; Mr. C. Oscar Morong, Jr., $325,300 in a lump sum payment; and Mr. Walter E. Robb, $325,300 in a lump sum payment.


     Officers receive no compensation from the Portfolio although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolio's Declaration of Trust provides that the Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.


     In approving the continuation of the Management Agreement, the Board, including the independent trustees, reviewed information pertaining both to the Portfolio, and the U. S. registered mutual funds that invest in the Portfolio (so-called feeder funds) having concluded that the relevant analyses of the Management Agreement with respect to such things as performance and expense ratios were better made by looking at the feeder funds, as the feeder funds' performance and expense ratios included those of the Portfolio, and since individual investors could not invest directly in the Portfolio. The Board considered the reasonableness of the advisory fee in light of the extent and quality of the advisory and administrative services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolio and feeder funds, compared the fees charged by the Manager to those paid by similar funds for comparable services, and analyzed the expenses incurred by the Manager. The Board also considered performance of the feeder funds relative to a peer group selected by a third party service provider and to other benchmarks, the expense ratio in comparison to other funds, and other factors. The Board considered the quality of the Manager's advisory, administrative and compliance staffs, including additional compliance resources being added. In addition, the Trustees considered information received at regular meetings throughout the year related to feeder fund performance and Manager services, and benefits potentially accruing to the Manager and its affiliates, from transfer agency, distribution and service relationships with the Manager and/or affiliates of the Manager. The Board also considered other benefits to the Manager including benefits relating to the ability of the Manager to make funds available to clients of the Manager together with other financial services offered to clients by the Manager and/or its affiliates.

     After requesting and reviewing such information as they deemed necessary (including additional information provided by the Manager in response to inquiries from the independent trustees) and after meetings conducted by the independent trustees without management being present, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolio and the Portfolio's investors. These conclusions were based upon the Board's determination that the feeder funds' performance (with respect to Class A shares or Class N shares, as applicable) compared favorably with other funds in a peer group selected by a third party service provider over one, three and five year periods ending April 30, 2004; that contractual management fees and (with respect to Class A shares or Class N shares, as applicable) actual total expenses after giving effect to waivers and reimbursements compared favorably to the peer group, except, with respect to Citi Institutional Liquid Reserves and Citi Cash Reserves, the Board noted that while contractual management fees exceeded the median for the peer group, actual total expenses of the feeder funds after waivers and reimbursements were below the median for the peer group; and that, while the Manager's profitability with respect to its services for the Portfolio was substantial, it was not excessive in light of the nature and quality of the services provided by the Manager and the risks borne by the Manager in managing money market funds. The Board also considered that, although the fee waivers and reimbursements were voluntary, and could be discontinued or modified at any time, Citigroup Asset Management had advised the Board that overall expense ratios of the Portfolio would not be permitted to increase materially without disclosure to the Board. The independent trustees were advised by separate independent legal counsel throughout the process.


     The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


                      PROXY VOTING POLICIES AND PROCEDURES

     Although individual Trustees may not agree with particular policies or votes by the Manager, the Board of the Portfolio has approved delegating proxy voting discretion to the Manager believing that the Manager should be responsible for voting because it is a matter relating to the investment decision making process.

     Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities the Manager would vote the proxy in accordance with the principals set forth in the Manager's proxy voting policies and procedure, including the procedures that the Manager uses when a vote presents a conflict between the interests of portfolio shareholders, on the one hand, and those of the Manager or any affiliated person of a portfolio or the Manager, on the other.

     A summary of the Manager's policies and procedures with respect to proxy voting is attached as Appendix A to this SAI. This summary gives a general indication as to how the Manager will vote proxies relating to portfolio securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the Manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund's investment objectives.

     Information on how the Portfolio voted proxies relating to portfolio securities during the 12 month period ended June 30, 2004 is available on the Manager's website, http://www.citigroupam.com, or on the Securities Exchange Commission's website at http://www.sec.gov.


Item 13.  Control Persons and Principal Holders of Securities.

     Citi Cash Reserves (a series of CitiFunds Trust III), Citi Premium Liquid Reserves (a series of CitiFunds Premium Trust) and Citi Institutional Liquid Reserves (a series of CitiFunds Institutional Trust) (collectively, the "Funds"), and Citi Premium Liquid Reserves, Ltd., and Citi Institutional Liquid Reserves, Ltd. own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the
Portfolio:

                                                      BENEFICIAL INTEREST
        NAME OF RECORD HOLDER                           (AS OF 8/31/04)
        -----------------------------------------------------------------------

        Citi Cash Reserves                                 4.7%
        Citi Premium Liquid Reserves                       2.5%
        Citi Institutional Liquid Reserves                54.7%
        Citi Premium Liquid Reserves, Ltd.                 0.5%
        Citi Institutional Liquid Reserves, Ltd.          37.6%


     The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.

Item 14.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of the Portfolio pursuant to an investment management agreement (the "Management Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments and effecting securities transactions for the Portfolio. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio's Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolio are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of holders of shares representing a majority of the voting power to the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.


     For the period from September 1, 2001 to December 31, 2001, the fees paid by the Portfolio to the Manager under a prior management agreement, after waivers, were $9,823,832 and $11,324,457, respectively. For the period from January 1, 2002 to August 31, 2002, the fees paid by the Portfolio to Citi Fund Management under its current Management Agreement were $23,989,622. For the fiscal years ended August 31, 2003 and 2004, the fees paid by the Portfolio to the Manager under its current Management Agreement, after waivers, were $34,902,447 and $28,690,608, respectively.


     Prior to December 31, 2001, the Portfolio received administrative services under separate Administrative Services Agreements. For the period from January 1, 2001 to August 31, 2001, and for the period from September 1, 2001 to December 31, 2001, the Portfolio's Administrator was Smith Barney Fund Management LLC. Smith Barney Fund Management received a fee accrued daily and paid monthly at an annual rate not exceeding 0.05% of the assets of the Portfolio. Fees payable to Smith Barney Fund Management under the Administrative Services Agreement were voluntarily waived. For the fiscal year ended August 31, 2000 and for the period from September 1, 2000 to December 31, 2000, Signature Financial Group (Cayman) Ltd. provided administrative services to the Portfolio. The fees payable to Signature Financial Group were also voluntarily waived.

     The Portfolio has entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     The Portfolio also has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street"), pursuant to which custodial and fund accounting services are provided for the Portfolio. Among other things, State Street calculates the daily net asset value for the Portfolio. Securities held for the Portfolio may be held by a sub-custodian bank approved by the Portfolio's Trustees. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

     PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York
10017, is the independent registered public accounting firm for the Portfolio, providing audit services and assistance and consultation with respect to the preparation of filings with the SEC.

Item 15.  Brokerage Allocation and Other Practices.

     The Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases, and no such commissions have been paid by the Portfolio during the past three fiscal years ended August 31, 2004. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for the Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies or series managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     Portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, subject to applicable law. No commissions on portfolio transactions were paid by any Portfolio during the fiscal year ended August 31, 2004 to the Manager or any affiliate of the Manager.


Item 16.  Capital Stock and Other Securities.

     The Portfolio is organized as a trust under the laws of the State of New York. Under its Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in the Portfolio may not be transferred without prior written consent of the Trustees.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in the Portfolio under certain circumstances. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Declaration of Trust.

     The Portfolio may merge or consolidate with or may sell, lease or exchange all or substantially all of its assets to another operating entity, if approved by interests representing a majority of the voting power of the outstanding interests in the Portfolio, or by the written consent, without a meeting of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Trustees of the Portfolio may reorganize or reincorporate the Portfolio into a newly created entity without the vote or consent of its investors. The Portfolio may also be terminated at any time by the affirmative vote of two-thirds of the voting power representing the outstanding interests of the Portfolio or by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 3:00 p.m., Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 3:00 p.m., Eastern time, on the following business day of the Portfolio.

Item 17.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio normally determines its net asset value as of 4:00 p.m. Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by the Manager to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 18.  Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of a ruling of the Internal Revenue Service, that it is properly treated as a partnership for federal income tax and New York tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any federal income taxes, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Portfolio's tax year-end is August 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 19. Underwriters.

     The exclusive placement agent for the Portfolio is Citigroup Global Markets., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 20.  Calculation of Performance Data.

     Not applicable.

Item 21.  Financial Statements.

     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-03-003221), for the fiscal year ended August 31, 2004 are incorporated by reference into this Part B.

     A Copy of the Annual Report of the Portfolio accompanies this Part B.

                                   APPENDIX A
                      PROXY VOTING POLICIES AND PROCEDURES


     The Board of Directors of each Fund has delegated the authority to develop policies and procedures relating to proxy voting to Salomon Brothers Asset Management Inc (the "Investment Manager"). The Investment Manager is part of Citigroup Asset Management ("CAM"), a group of investment adviser affiliates of Citigroup, Inc. ("Citigroup"). Along with the other investment advisers that comprise CAM, the Investment Manager has adopted a set of proxy voting policies and procedures (the "Policies") to ensure that it votes proxies relating to equity securities in the best interest of clients.

     In voting proxies, the Investment Manager is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. The Investment Manager attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. The Investment Manager may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, such recommendations do not relieve the Investment Manager of its responsibility for the proxy vote.

     In the case of a proxy issue for which there is a stated position in the Policies, the Investment Manager generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue.

     In furtherance of the Investment Manager's goal to vote proxies in the best interest of clients, the Investment Manager follows procedures designed to identify and address material conflicts that may arise between the Investment Manager's interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees (including employees of the Investment Manager) in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM's and the Investment Manager's business, and (ii) to bring conflicts of interest of which they become aware to the attention of compliance personnel. The Investment Manager also maintains and considers a list of significant relationships that could present a conflict of interest for the Investment Manager in voting proxies. The Investment Manager is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM affiliate might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM affiliate relationship that CAM or the Investment Manager for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy, the Investment Manager generally takes the position that non-CAM relationships between Citigroup and an issuer (e.g. investment banking or banking) do not present a conflict of interest for the Investment Manager in voting proxies with respect to such issuer. Such position is based on the fact that the Investment Manager is operated as an independent business unit from other Citigroup business units as well as on the existence of information barriers between the Investment Manager and certain other Citigroup business units.

     CAM maintains a Proxy Voting Committee, of which the Investment Manager personnel are members, to review and address conflicts of interest brought to its attention by compliance personnel. A proxy issue that will be voted in accordance with a stated position on an issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because the Investment Manager's position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, the Investment Manager's decision-making in voting proxies.

     If it is determined by the Proxy Voting Committee that a conflict of interest is not material, the Investment Manager may vote proxies notwithstanding the existence of the conflict. If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest. Methods of resolving a material conflict of interest may include, but are not limited to, disclosing the conflict to clients and obtaining their consent before voting, or suggesting to clients that they engage another party to vote the proxy on their behalf.

                                     PART C


Item 23. Exhibits.

           **  a(1)      Amended and Restated Declaration of Trust of the Registrant

         ****  a(2)      Amendment to the Amended and Restated Declaration of Trust of the Registrant

        *****  a(3)      Amendment to the Amended and Restated Declaration of Trust of the Registrant

           **  b         By-laws of the Registrant

          ***  d         Management Agreement between the Registrant and Citi Fund Management Inc., as manager

          ***  e         Form of Placement Agency Agreement by and between the Registrant and
                         Salomon Smith Barney Inc.

            *  g(1)      Custodian Contract between the Registrant and State Street Bank and Trust
                         Company ("State Street"), as custodian

           **  g(2)      Amendment to the Custodian Contract between the Registrant and State Street, as custodian

          ***  h(1)      Form of Transfer Agency and Services Agreement between the Registrant and
                         Citicorp Trust Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi
                         Fiduciary Trust, formerly Smith Barney Private Trust Company)

          ***  h(2)      Letter Agreement to Transfer Agency and Services Agreement


Filed herewith p         Codes of Ethics
-------------------------------------------------------------
*      Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
       811-05813) as filed with the Securities and Exchange Commission on December 30, 1996.
**     Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
       811-05813) as filed with the Securities and Exchange Commission on December 31, 2001.
***    Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
       811-05813) as filed with the Securities and Exchange Commission on December 30, 2002.
****   Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
       811-05813) as filed with the Securities and Exchange Commission on December 29, 2003.
*****  Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
       811-05813) as filed with the Securities and Exchange Commission on February 27, 2004.


Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.)incorporated by reference herein as an Exhibit to the Registration Statement on Form N-2A.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Manager - Citi Fund Management Inc. ("Citi Fund Management") was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly owned subsidiary of Smith Barney Fund Management LLC, which in turn is an indirect wholly owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this Item 26 of officers and directors of Citi Fund Management together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Trust I, CitiFunds Premium Trust, CitiFunds Institutional Trust, Salomon Funds Trust, Smith Barney Allocation Series Inc., Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers Emerging Markets Debt Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) CGM is the placement agent for Institutional Portfolio, Tax Free Reserves Portfolio and U.S. Treasury Reserves Portfolio.

     (c) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (d) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                           NAME                                 ADDRESS

Citigroup Global Markets Inc.                     388 Greenwich Street
(formerly Salomon Smith Barney Inc.)              New York, NY 10013
(placement agent)

State Street Bank and Trust                       225 Franklin Street
Company                                           Boston, MA 02110
(custodian)

Citicorp Trust Bank, fsb                          125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)             New York, NY 10004
(transfer agent)

Citi Fund Management Inc.                         100 First Stamford Place
(investment manager)                              Stamford, CT 06902


Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut, on the 29th day of December, 2004.


                                        LIQUID RESERVES PORTFOLIO


                                        By: /s/ Rosemary D. Emmens
                                            ----------------------
                                            Rosemary D. Emmens
                                            Assistant Secretary

                                 EXHIBIT INDEX

Exhibit p                        Code of Ethics